EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CSI COMPRESSCO LP
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Midland, Texas (February 25, 2015) - CSI Compressco LP (CSI Compressco or the Partnership) (NASDAQ: CCLP) today announced fourth quarter and total year 2015 consolidated results. Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) for the fourth quarter of 2015 were $29 million, with a net loss of $151 million inclusive of $151 million of non-cash charges for goodwill impairment and asset impairment. This compares to Adjusted EBITDA and net income of $35 million and $4 million, respectively, during the fourth quarter of 2014. Distributable cash flow for the quarter ended December 31, 2015 was $19.4 million (Adjusted EBITDA and distributable cash flow are non-GAAP financial measures that are defined and reconciled to the nearest GAAP financial measures on Schedules B and C in this press release).

Highlights of the fourth quarter and total year 2015 results include:

•	Fourth quarter Adjusted EBITDA of $29 million

•	Total year cash provided by operating activities of $102 million

•	Fourth quarter cash distribution of $0.3775 per unit

•	Fourth quarter distribution coverage ratio of 1.52x

•	Continued reduction in operating expenses

	Quarter Ended		2015 vs. 2014
	December 31, 2015	December 31, 2014
	(In Thousands, Except Ratios, and Percentages)
Adjusted EBITDA(1)	$29,045	$35,270	(18)%
Distributable cash flow(1)	$19,378	$28,443	(32)%
Cash distribution per unit annualized	$1.51	$1.94	(22)%
Distribution coverage ratio(1)	1.52x	1.71x	(11)%
Fleet capital expenditures	$18,247	$22,069	(17)%
(1) Non-GAAP financial measures reconciled to the nearest GAAP number on Schedules B and C.

Consolidated revenues for the quarter ended December 31, 2015 were $99.4 million compared to $124.8 million in the fourth quarter of 2014. Loss before tax for the quarter ended December 31, 2015 was $(152.6) million compared to income before tax of $3.4 million for the fourth quarter of 2014. Results of operations for the fourth quarter of 2015 compared to the fourth quarter of 2014 include the following non-cash charges: $139.4 million of goodwill impairment charges, $6.3 million of impairment charges for tangible assets, and $5.6 million of impairment charges for intangible assets. During the quarter we identified 45,123 horsepower of older equipment that we retired from our fleet as we optimize our compression services assets.

As of December 31, 2015 compression services fleet horsepower totaled 1,127,540 horsepower net of the 45,123 horsepower that was retired. As of that date, the fleet utilization rate was 82.0%. We define the fleet utilization rate as the aggregate compressor package horsepower in service divided by the aggregate compressor package fleet horsepower as of a given date.

Unaudited results of operations for the three and twelve month periods ended December 31, 2015 compared to the prior year periods are presented in the accompanying financial tables.

Timothy A. Knox, President of CSI Compressco, commented, “A great deal was accomplished in 2015 with the integration of sales, service, facilities, engineering, and manufacturing efforts between legacy Compressco and former Compressor Systems, Inc. (CSI), allowing the Partnership to function as the single business that it is. At year-end 2015 we were successful in transitioning over 75% of former CSI domestic compression contracts to compression services contracts. We are excited as we launch the implementation of the Oracle JD Edwards EnterpriseOne integrated applications suite at the legacy CSI business. We anticipate that we will complete this ERP initiative over the next 12-18 months and gain increased synergistic efficiencies in field operations and supply chain efforts, as well as a reduction of administrative costs. This will also put in place a proven mechanism by which we can operate more effectively, with automated processes and controls for internal and external financial reporting.”

Mr. Knox further remarked, “As is occurring largely throughout the oil field services industry, our new equipment manufacturing backlog dropped off significantly during 2015, entering 2016 with a $34 million backlog compared to the $120 million backlog entering 2015. As the backlog has declined we have proactively reduced our manufacturing capacity, including lowering manufacturing headcount by 33% at year-end 2015 compared to year-end 2014. In this continued downturn cost controls have been implemented well beyond manufacturing, with total headcount reductions in 2015 of 15%. Cost initiatives are in place throughout the organization such that total expenditures in 2016 are targeted to be more than $35 million below the combined run-rate at the time of the CSI acquisition.

“In January of this year we announced a 25% cut in our quarterly distribution, paying $0.3775 per common unit on February 15, 2016 which provides a 1.52x distribution coverage ratio. By reducing our quarterly distribution, we retained roughly $4 million in cash for the quarter, which combined with our cost cutting initiatives should allow us to reduce debt in 2016 and prepare us for growth when the commodity market and oil field services industry does finally experience a recovery. With oil and gas now trading lower compared to December 31, 2015, at roughly $30 and $2, respectively, and the US rig count falling off 25% since that time, we believe our cut is a the prudent decision given the extended downturn that continues to deepen.

“We anticipate aggregate 2016 capital expenditures between $20 million and $30 million, and depreciation and amortization expense of approximately $82 million. Our 2016 capital expenditure plan includes estimated maintenance capital expenditures of approximately $12 million. Total year capital expenditures for 2015 were approximately $105 million. Given the current product and service pricing environment and supply/demand imbalance, we are focused in 2016 on maximizing the utilization of our existing compression services fleet and applying operating cash flows to reduce debt.”

Conference Call

CSI Compressco will host a conference call to discuss fourth quarter and full year 2015 results today, February 25, 2016, at 10:30 am Eastern Time. The phone number for the call is 866/374-8397. The conference will also be available by live audio webcast and may be accessed through the CSI Compressco website at www.compressco.com.

Fourth Quarter 2015 Distribution

On January 22, 2016, CSI Compressco announced that the board of directors of its general partner declared a cash distribution attributable to the fourth quarter of 2015 of $0.3775 per outstanding unit, which was paid on February 15, 2016 to unitholders of record as of the close of business on February 1, 2016. The distribution coverage ratio (which is a Non-GAAP Financial Measure defined and reconciled to the closest GAAP financial measure below) for the fourth quarter of 2015 was 1.52x.

CSI Compressco Overview

CSI Compressco LP is a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing, and storage. CSI Compressco’s compression and related services business includes a fleet of approximately 6,000 compressor packages providing in excess of 1.1 million in aggregate horsepower, utilizing a full spectrum of low-, medium-, and high-horsepower engines. CSI Compressco also provides well monitoring and automated sand separation services in conjunction with compression services in Mexico. CSI Compressco’s equipment and parts sales business includes the fabrication and sale of standard compressor packages, custom-designed compressor packages, and oilfield fluid pump systems designed and fabricated primarily at our facility in Midland, Texas, as well as the sale of compressor package parts and components manufactured by third-party suppliers. CSI Compressco’s aftermarket services business provides compressor package reconfiguration and maintenance services. CSI Compressco’s customers comprise a broad base of natural gas and oil exploration and production, mid-stream, transmission, and storage companies operating throughout many of the onshore producing regions of the United States as well as in a number of foreign countries, including Mexico, Canada, and Argentina. CSI Compressco is managed by CSI Compressco GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward Looking Statements

This press release contains “forward-looking statements” and information based on our beliefs and those of our general partner, CSI Compressco GP Inc. Forward-looking statements in this press release are identifiable by the use of the following words and other similar words: “anticipates”, “assumes”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “goal”, “intends”, “may”, “might”, “plans”, “predicts”, “projects”, “schedules”, “seeks”, “should, “targets”, “will” and “would”. These forward-looking statements include statements concerning expected results of operations for 2016, anticipated benefits and growth of CSI Compressco LP following the acquisition of Compressor Systems, Inc. (CSI), including increases in cash distributions per unit, financial guidance, estimated distributable cash, earnings, and earnings per unit, and statements regarding CSI Compressco’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. Such forward-looking statements reflect our current views with respect to future events and financial performance and are based on assumptions that we believe to be reasonable but such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: economic and operating conditions that are outside of our control, including the supply, demand, and prices of crude oil and natural gas; the levels of competition we encounter; the activity levels of our customers; the availability of adequate sources of capital to us; our ability to comply with contractual obligations, including those under our financing arrangements; our operational performance; risks related to acquisitions and our growth strategy; the availability of raw materials and labor at reasonable prices; risks related to our foreign operations; the effect and results of litigation, regulatory matters, settlements, audits, assessments, and contingencies; and other risks and uncertainties contained in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (SEC), which are available free of charge on the SEC website at www.sec.gov. The risks and uncertainties referred to above are generally beyond our ability to control and we cannot predict all the risks and uncertainties that could cause our actual results to differ from those indicated by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results may vary from those indicated by the forward-looking statements, and such variances may be material. All subsequent written and oral forward-looking statements made by or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements we may make, except as may be required by law.

Schedule A - Income Statement

Results of operations (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(In Thousands, Except per Unit Amounts)
Revenues
Compression and related services	$66,822	$75,881	$287,702	$192,151
Aftermarket services	7,344	9,029	28,478	15,624
Equipment and parts sales	25,197	39,927	141,461	74,872
Total revenues	99,363	124,837	457,641	282,647

Cost of revenues (excluding depreciation and amortization expense)
Cost of compression and related services	32,755	36,932	143,264	98,874
Cost of aftermarket services	6,283	8,313	24,057	13,579
Cost of equipment and parts sales	20,715	33,597	123,339	62,214
Total cost of revenues	59,753	78,842	290,660	174,667

Depreciation and amortization	20,611	19,971	81,838	40,880
Impairments of long-lived assets	11,797	278	11,797	278
Selling, general, and administrative expense	11,207	12,835	43,479	32,100
Goodwill impairment	139,444	—	139,444	—
Interest expense, net	8,110	7,662	32,178	12,964
Other expense, net	1,053	1,877	4,976	11,672
Income (loss) before income tax provision	(152,612)	3,372	(146,731)	10,086
Provision (benefit) for income taxes	(1,392)	(989)	(101)	(1,172)
Net income (loss)	$(151,220)	$4,361	$(146,630)	$11,258

Net income per diluted common unit	$(4.47)	$0.12	$(4.36)	$0.47

Reconciliation of Non-GAAP Financial Measures

The Partnership includes in this release the non-GAAP financial measures Adjusted EBITDA, distributable cash flow and distribution coverage ratio. Adjusted EBITDA is used as a supplemental financial measure by the Partnership's management to:

•	assess the Partnership's ability to generate available cash sufficient to make distributions to the Partnership's unitholders and general partner;

•	evaluate the financial performance of its assets without regard to financing methods, capital structure or historical cost basis;

•	measure operating performance and return on capital as compared to those of our competitors; and

•	determine the Partnership's ability to incur and service debt and fund capital expenditures.

The Partnership defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and before non-cash charges for impairments, and excluding equity compensation, transaction costs, amortized finance costs and severance.

Distributable cash flow is used as a supplemental financial measure by the Partnership's management as it provides important information relating to the relationship between our financial operating performance and our cash distribution capability. Additionally, the Partnership uses distributable cash flow in setting forward expectations and in communications with the board of directors of our general partner. The Partnership defines distributable cash flow as Adjusted EBITDA less current income tax expense, maintenance capital expenditures, interest expense and severance, plus the non-cash cost of compressors sold.

The Partnership believes that the distribution coverage ratio provides important information relating to the relationship between the Partnership’s financial operating performance and its cash distribution capability. The Partnership defines the distribution coverage ratio as the ratio of distributable cash flow to the total quarterly distribution payable, which includes, as applicable, distributions payable on all outstanding common units the general partner interest, and the general partner’s incentive distribution rights.

These non-GAAP financial measures should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to Adjusted EBITDA, distributable cash flow or other similarly titled measures of other entities, as other entities may not calculate these non-GAAP financial measures in the same manner as CSI Compressco. Management compensates for the limitation of these non-GAAP financial measures as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating this knowledge into management's decision making process. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that CSI Compressco has available for distributions or that the Partnership plans to distribute for a given period, nor should they be equated to available cash as defined in the Partnership's partnership agreement.

The following table reconciles net income to Adjusted EBITDA for the three and twelve month periods ended December 31, 2015 and December 31, 2014:

Schedule B - Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(In Thousands)
Net income (loss)	$(151,220)	$4,361	$(146,630)	$11,258
Provision (benefit) for income taxes	(1,392)	(989)	(101)	(1,172)
Depreciation and amortization	20,611	19,971	81,838	40,880
Impairments of long-lived assets	11,797	278	11,797	278
Goodwill impairment	139,444	—	139,444	—
Interest expense, net	8,110	7,662	32,178	12,964
Equity compensation	505	625	2,164	1,544
Amortized finance costs	697	728	2,786	1,163
CSI acquisition costs	—	2,634	208	13,258
Severance	493	—	772	—
Adjusted EBITDA	$29,045	$35,270	$124,456	$80,173

CSI acquisition related costs in SG&A	$—	$2,634	$208	$5,547

The following table reconciles net income to distributable cash flow and distribution coverage ratio for the three and twelve month periods ended December 31, 2015:

Schedule C - Reconciliation of Net Income to Distributable Cash Flow and Coverage Ratio

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(In Thousands, Except Ratio)
Net income (loss)	$(151,220)	$4,361	$(146,630)	$11,258
Provision (benefit) for income taxes	(1,392)	(989)	(101)	(1,172)
Depreciation and amortization	20,611	19,971	81,838	40,880
Impairments of long-lived assets	11,797	278	11,797	278
Goodwill impairment	139,444	—	139,444	—
Interest expense, net	8,110	7,662	32,178	12,964
Equity compensation	505	625	2,164	1,544
Amortized finance costs	697	728	2,786	1,163
CSI acquisition costs	—	2,634	208	13,258
Severance	493	—	772	—
Adjusted EBITDA	29,045	35,270	124,456	80,173

Less:
Current income tax expense	471	2,435	504	3,459
Maintenance capital expenditures	3,429	2,888	11,298	4,974
Interest expense	8,110	7,662	32,178	12,964
Severance	493	—	772	—
Plus:
Non-cash cost of compressors sold	2,836	6,158	3,441	6,529
Distributable cash flow	$19,378	$28,443	$83,145	$65,305

Cash distribution attributable to period	$12,784	$16,609	$64,535	$46,664

Distribution coverage ratio	1.52x	1.71x	1.29x	1.40x

Contact:
CSI Compressco LP, Midland, Texas
Timothy A. Knox, 432/563-1170
Fax: 432/561-9732
www.compressco.com

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